Exhibit 99.1

Eastman Chemical Company Announces Cash Tender Offer to Purchase Up to an Aggregate Principal Amount of $250 Million of its Outstanding 3.800% Notes due 2025

KINGSPORT, Tenn., July 29, 2024 — Eastman Chemical Company (the “Company” or “Eastman”) (NYSE:EMN) today announced that it has commenced a cash tender offer (the “Tender Offer”) to purchase up to an aggregate principal amount of $250 million (the “Tender Cap”) of its outstanding 3.800% Notes due 2025 (the “Notes”). A comprehensive description of the terms of the Tender Offer is included in the Company’s Offer to Purchase, dated July 29, 2024 (the “Offer to Purchase”).

The Tender Offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase. The following table sets forth some of the terms of the Tender Offer.

Title of Security	CUSIP / ISIN Number	Principal Amount Outstanding	Tender Cap (Principal Amount)	U.S. Reference Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium(2) (per $1,000)
3.800% notes due 2025	277432AR1 / US277432AR19	$699,992,000	$250,000,000	1.750% UST due 03/15/2025	FIT3	22.5 bps	$30

(1)	The applicable page on Bloomberg from which the Dealer Managers named below will quote the bid side price of the Reference Security (as defined below). In the above table, “UST” denotes a U.S. Treasury Security.
(2)	The Total Consideration (as defined below) for Notes validly tendered at or prior to the Early Tender Deadline (as defined below) and accepted for purchase will be calculated using the applicable Fixed Spread and is inclusive of the Early Tender Premium (as defined below).

Details of the Tender Offer:

The Tender Offer will expire at 5:00 p.m., New York City time, on August 26, 2024, unless extended or earlier terminated by the Company (the “Expiration Date”). Holders of the Notes must validly tender their Notes at or prior to 5:00 p.m., New York City time, on August 9, 2024, unless extended (such date and time, as they may be extended, the “Early Tender Deadline”) in order to be eligible to receive the Total Consideration (as defined below), which includes the Early Tender Premium (as defined below). Any Notes tendered pursuant to the Tender Offer may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 9, 2024 (such date and time, as they may be extended, the “Withdrawal Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law or if the Withdrawal Deadline is extended by the Company, in its sole discretion. No tenders will be valid if submitted after the Expiration Date.

The consideration paid in the Tender Offer for the Notes that are validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above and on the front cover of the Offer to Purchase plus the yield to maturity (the “Reference Yield”) based on the bid side price of the U.S. Treasury Reference Security specified in the table above and on the front cover of the Offer to Purchase (the “Total Consideration”), and includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). The term “bid side price” of the relevant Reference Security on any day means the bid side price of the applicable Reference Security as displayed on the Reference Page specified in the table above and on the cover of the Offer to Purchase as of 10:00 a.m., New York City time, on that day (or, if the Dealer Managers (as named below) determine that the relevant page on Bloomberg is not operational or is displaying inaccurate information at that time, the bid side price of the applicable Reference Security will be determined at or around 10:00 a.m., New York City time, on that day by such other means as the Dealer Managers may consider to be appropriate under the circumstances). The Reference Yield will be determined at 10:00 a.m., New York City time, on August 12, 2024, unless extended by the Company (the “Price Determination Date”). Holders of the Notes who validly tender their Notes after the Early Tender Deadline but on or prior to the Expiration Date and whose Notes are accepted for purchase will receive the Total Consideration minus the Early Tender Premium (the “Tender Offer Consideration”). Payments for Notes purchased will include accrued and unpaid interest (rounded to the nearest cent) on such Notes from the last interest payment date up to, but not including, the Early Settlement Date (as defined below) or Final Settlement Date (as defined below), as applicable.

The Company reserves the right, subject to compliance with applicable law, to increase, decrease or eliminate the Tender Cap without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Date, which could, in each case, result in the Company purchasing a greater or lesser aggregate principal amount of the Notes.

If the Tender Offer is not fully subscribed as of the Early Tender Deadline, subject to the Tender Cap, the Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to the Notes validly tendered following the Early Tender Deadline, subject to the satisfaction or waiver of all conditions of the Tender Offer. If the Tender Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender their Notes after such Early Tender Deadline will not have any of their Notes accepted for payment. The Notes may be subject to proration if the aggregate principal amount validly tendered and not validly withdrawn is greater than the Tender Cap.

Payment for the Notes that are validly tendered prior to or at the Early Tender Deadline and that are accepted for purchase will be made promptly after the Early Tender Deadline (the “Early Settlement Date”). The Company anticipates that the Early Settlement Date will be August 14, 2024, the third business day following the Early Tender Deadline, unless extended by the Company and assuming all conditions of the Tender Offer have been satisfied or waived by the Company. Payment for the Notes that are validly tendered after the Early Tender Deadline but on or prior to the Expiration Date and that are accepted for purchase will be made promptly after the Expiration Date (the “Final Settlement Date”). The Company anticipates that the Final Settlement Date, if any, will be August 28, 2024.

The Tender Offer is not conditioned upon the tender of any minimum principal amount of the Notes. The Company’s obligation to accept for purchase, and to pay for, the Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to and conditioned upon the satisfaction or waiver of a number of conditions described in the Offer to Purchase, including, among others, the Company completing an offering and sale of new debt securities on terms acceptable to the Company with proceeds sufficient to fund the Tender Offer.

The Company reserves the right, subject to applicable law, in its sole discretion, to (i) waive any and all conditions of the Tender Offer at any time and from time to time, (ii) extend or terminate the Tender Offer, (iii) increase, decrease or eliminate the Tender Cap without extending the Early Tender Deadline, Withdrawal Deadline or Expiration Date, or (iv) otherwise amend the Tender Offer in any respect.

The Notes that are validly tendered and accepted for purchase in the Tender Offer will be purchased by the Company and retired and canceled and will no longer remain outstanding obligations of the Company.

If a holder of the Notes does not tender its Notes or if a holder of the Notes tenders Notes that are not accepted for purchase, they will remain outstanding. If the Company consummates the Tender Offer, any existing trading market for any outstanding Notes may become more limited. For a discussion of this and other risks, see “Risk Factors” in the Offer to Purchase.

The Company has retained D.F. King & Co., Inc. as the tender agent and information agent (the “Tender and Information Agent”) for the Tender Offer. The Company has retained Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as dealer managers (the “Dealer Managers”) for the Tender Offer.

For additional information regarding the terms of the Tender Offer, please contact: Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect); J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-3554 (collect); or Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to the Tender and Information Agent at (800) 967-4614 (toll-free), (212) 269-5550 (toll) or email at EMN@dfking.com.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE NOTES. THE TENDER OFFER IS BEING MADE SOLELY PURSUANT TO THE OFFER TO PURCHASE, WHICH SETS FORTH THE COMPLETE TERMS OF THE TENDER OFFER THAT HOLDERS OF THE NOTES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE OFFER TO PURCHASE AND THIS PRESS RELEASE DO NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL NOTES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE TENDER OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE TENDER OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

NONE OF THE COMPANY, THE DEALER MANAGERS, THE TENDER AND INFORMATION AGENT, OR THE TRUSTEE, NOR ANY OF THEIR RESPECTIVE AFFILIATES, IS MAKING ANY RECOMMENDATION AS TO WHETHER HOLDERS SHOULD TENDER NOTES IN RESPONSE TO THE TENDER OFFER. EACH HOLDER MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO TENDER NOTES AND, IF SO, AS TO WHAT AGGREGATE PRINCIPAL AMOUNT OF NOTES TO TENDER. HOLDERS SHOULD CONSULT THEIR OWN TAX, ACCOUNTING, FINANCIAL AND LEGAL ADVISORS AS THEY DEEM APPROPRIATE REGARDING THE SUITABILITY OF THE TAX, ACCOUNTING, FINANCIAL AND LEGAL CONSEQUENCES OF PARTICIPATING OR DECLINING TO PARTICIPATE IN THE TENDER OFFER.

About Eastman Chemical Company

Founded in 1920, Eastman is a global specialty materials company that produces a broad range of products found in items people use every day. With the purpose of enhancing the quality of life in a material way, Eastman works with customers to deliver innovative products and solutions while maintaining a commitment to safety and sustainability. The Company’s innovation-driven growth model takes advantage of world-class technology platforms, deep customer engagement, and differentiated application development to grow its leading positions in attractive end markets such as transportation, building and construction, and consumables. As a globally inclusive and diverse company, Eastman employs approximately 14,000 people around the world and serves customers in more than 100 countries. The Company had 2023 revenue of approximately $9.2 billion and is headquartered in Kingsport, Tennessee, USA.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act (Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act). Forward- looking statements address a variety of subjects, including, for example, the terms and timing for completion of the Tender Offer, including the acceptance for purchase of any Notes validly tendered. Forward-looking statements are all statements, other than statements of historical fact, that may be made by the Company from time to time. In some cases, you can identify forward-looking statements by terminology such as “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “forecasts”, “will”, “would”, “could”, and similar expressions, or expressions of the negative of these terms. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the completion of the Company’s offering and sale of new debt securities and the risks and uncertainties described in the Offer to Purchase.

Forward-looking statements are based upon certain underlying assumptions as of the date such statements were made. Such assumptions are based upon internal estimates and other analyses of current market conditions and trends, management expectations, plans, and strategies, economic conditions, and other factors. Forward-looking statements and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized. The most significant known factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements are identified and discussed under “Management’s Discussion and Analysis of Financial Conditions” and “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024. Other factors, risks or uncertainties of which management is not aware, or presently deems immaterial, could also cause actual results to differ materially from those in the forward-looking statements.

Contacts

Media: Tracy Kilgore Addington

423-224-0498 / tracy@eastman.com

Investors: Greg Riddle

212-835-1620 / griddle@eastman.com